EXHIBIT 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

June 17, 2016

HedgePath Pharmaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as the same may be amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (“Selling Stockholders”) of up to an aggregate of 110,945,236 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which consists of 55,000,000 shares of Common Stock (the “Shares”) and 55,945,236 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase shares of Common Stock (the “Warrants”). The Registration Statement also serves as a Post-Effective Amendment to the Company’s Registration Statement on Form S-1 (File No. 333-198800) (the “Prior Registration Statement”), and our opinion relating to the due authorization of the securities covered by the Prior Registration Statement is included as an exhibit to the Prior Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission and is rendered with respect to the Shares and Warrant Shares not included in the Prior Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Second Amended and Restated Bylaws of the Company, each as amended to date; (iii) the transaction documents entered into between the Company and the Selling Stockholders, including all purchase agreements entered into by and between the Company and the Selling Stockholders and all Warrants issued by the Company to the Selling Stockholders; and (iv) records of meetings and written consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized, validly issued, fully paid and are non-assessable and (ii) the Warrants have been duly authorized for issuance, and upon due exercise of the Warrants in accordance with the terms thereof, and when certificates for the same have been duly executed and countersigned and delivered or other proper evidence of ownership is issued in electronic form in accordance with and pursuant to the terms of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable.

We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Furthermore, this opinion is furnished only to the Company, and is solely for the benefit of the Company. This letter may not be relied upon by any other person or entity for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person or entity for any purpose other than the Registration Statement and the transactions contemplated thereby without our prior written consent, which may be granted or withheld in our sole discretion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion shall be deemed given only as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein based on any changes in fact, law or otherwise following the effective date of this opinion.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP